                                    CONECTIV                      Item 6(b) FS-2
                   PRO FORMA CONSOLIDATED STATEMENTS OF INCOME    Page 1 of 1
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                   (UNAUDITED)

                                                                        12 MONTHS ENDED JUNE 30, 2001
                                                                   -----------------------------------------
                                                                     ACTUAL        ADJUSTMENTS    PRO FORMA
                                                                   -----------     -----------   -----------
OPERATING REVENUES
    Electric                                                       $ 3,310,467                   $ 3,310,467
    Gain on sales of electric generating plants                        313,752                       313,752
    Gas                                                              1,955,817                     1,955,817
    Other services                                                     534,242                       534,242
                                                                   -----------      --------     -----------
                                                                     6,114,278                     6,114,278
                                                                   -----------      --------     -----------

OPERATING EXPENSES
    Electric fuel and purchased energy and capacity                  2,027,525                     2,027,525
    Gas purchased                                                    1,881,565                     1,881,565
    Other services' cost of sales                                      457,740                       457,740
    Operation and maintenance                                          513,193                       513,193
    Depreciation and amortization                                      248,696                       248,696
    Taxes other than income taxes                                       76,947                        76,947
                                                                   -----------      --------     -----------
                                                                     5,205,666                     5,205,666
                                                                   -----------      --------     -----------
OPERATING INCOME                                                       908,612                       908,612
                                                                   -----------      --------     -----------

OTHER INCOME                                                            72,275                        72,275
                                                                   -----------      --------     -----------

INTEREST EXPENSE
    Interest charges                                                   216,528        94,650         311,178
    Capitalized interest and allowance for borrowed
      funds used during construction                                   (16,449)                      (16,449)
                                                                   -----------      --------     -----------
                                                                       200,079        94,650         294,729
                                                                   -----------      --------     -----------

PREFERRED STOCK DIVIDEND
    REQUIREMENTS OF SUBSIDIARIES                                        20,427                        20,427
                                                                   -----------      --------     -----------

INCOME FROM CONTINUING OPERATIONS
    BEFORE INCOME TAXES                                                760,381       (94,650)        665,731

INCOME TAXES                                                           319,637       (33,128)        286,509
                                                                   -----------      --------     -----------

INCOME FROM CONTINUING OPERATIONS                                      440,744       (61,522)        379,222

DISCONTINUED TELECOMMUNICATION OPERATIONS
    LOSS FROM OPERATIONS, NET OF INCOME TAXES                          (23,885)                      (23,885)
    LOSS FROM DISPOSAL, NET OF INCOME TAXES                           (118,788)                     (118,788)

                                                                   -----------      --------     -----------
NET INCOME                                                         $   298,071      $(61,522)    $   236,549
                                                                   ===========      ========     ===========

EARNINGS FROM CONTINUING OPERATIONS APPLICABLE TO COMMON STOCK
      Common stock                                                 $   429,159      $(61,522)    $   367,637
      Class A common stock                                              11,585                        11,585
                                                                   -----------      --------     -----------
                                                                   $   440,744      $(61,522)    $   379,222
                                                                   ===========      ========     ===========

AVERAGE SHARES OUTSTANDING (000)
    Common stock                                                        82,702                        82,704
    Class A common stock                                                 5,742                         5,742
EARNINGS FROM CONTINUING OPERATIONS PER
    PER AVERAGE SHARE--BASIC AND DILUTED
    Common stock                                                   $      5.19      $  (0.74)    $      4.45
    Class A common stock                                           $      2.02            --     $      2.02
DIVIDENDS DECLARED PER SHARE
    Common stock                                                   $      0.88                   $      0.88
    Class A common stock                                           $      2.65                   $      2.65

    See the following notes to Pro Forma Consolidated Conectiv financial statements.

NOTES TO PRO FORMA CONSOLIDATED CONECTIV  FINANCIAL STATEMENTS
(Dollars in Thousands)

(1) For purposes of the Pro Forma Consolidated Balance Sheet, the following transactions were assumed to occur on June 30, 2001:

Short-term Debt                                                                                        Principal
                                                                                                       ---------

     (A) $1,000,000 of 5.0% short-term debt issued by Conectiv Energy Holding Company                 $1,000,000

     (B) $750,000 of outstanding Conectiv short-term debt redeemed with proceeds
           from  the issuance of Conectiv long-term debt, as discussed  below.                          (750,000)
                                                                                                      ----------

     Increase in short-term debt and cash                                                                               $  250,000


Long-term Debt

     (C) $750,000 of 7.0% long-term debt issued by Conectiv, with the proceeds used
          to redeem $750,000 of outstanding Conectiv short-term debt.                                  $ 750,000

     (D)  $500,000 of 8.0% long-term debt issued by Conectiv Energy Holding Company                      500,000
                                                                                                      ----------

     Increase in long-term debt and cash                                                                                 1,250,000

     Total increase in cash due to proceeds received from the issuance of long- and short-term
                                                                                                                        ----------
     debt, net of  the cash used to retire short-term debt                                                              $1,500,000
                                                                                                                        ----------

(2) For purposes of the Pro Forma Consolidated Statement of Income, the transactions discussed in Note 1 above were assumed to occur at the beginning of the twelve month period ended June 30, 2001.


                                                                                                                         Interest
     Interest expense increased due to the following:                                                                    Expense
                                                                                                                        ----------

     (A) $1,000,000 of 5.0% short-term debt issued by Conectiv Energy Holding Company                                   $   50,000

     (B) $750,000 of Conectiv short-term debt redeemed, with interest expense assumed to decrease based on Conectiv's average short-term debt interest rate of 6.38% during
     the twelve months ended June 30, 2001.                                                                                (47,850)

     (C) $750,000 of 7.0% long-term debt issued by Conectiv                                                                 52,500

     (D)  $500,000 of 8.0% long-term debt issued by Conectiv Energy Holding Company                                         40,000

                                                                                                                        ----------
        Total interest expense increase                                                                                 $   94,650
                                                                                                                        ----------

(3) Represents the federal tax benefit, at 35%, of the interest expense described above in Note 2.